GUARANTY FEDERAL SAVINGS BANK
                         RECOGNITION AND RETENTION PLAN


                                    ARTICLE I
                       ESTABLISHMENT OF THE PLAN AND TRUST

         1.01 Guaranty Federal Savings Bank ("Savings Bank") hereby establishes this Recognition and Retention Plan ("Plan") upon the terms and conditions hereinafter stated in this Recognition and Retention Plan and Trust Agreement ("Agreement").

         1.02 The Trustee hereby accepts this Trust and agrees to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         2.01 The purpose of the Plan is to reward and retain personnel of experience and ability by providing such persons with a proprietary interest in the Savings Bank as compensation for their contributions to the Savings Bank and as an incentive to make such contributions and to promote the Savings Bank's growth and profitability in the future.

                                   ARTICLE III
                                   DEFINITIONS

         The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

         3.01 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

         3.02     "Board" means the board of directors of the Savings Bank.

         3.03 "Committee" means a Committee of the Board consisting of all Directors of the Savings Bank.

         3.04  "Common  Stock"  means  shares of the common stock of the Savings
Bank.



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         3.05 "Company" means Guaranty Federal  Bancshares,  M.H.C.,  the mutual holding company of the Savings Bank.

         3.06 "Director" means a director of the Savings Bank or the Company who is not an Officer of the Savings Bank or the Company.

         3.07 "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a participant to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said participant's lifetime.

         3.08 "Employee" means any person who is currently employed by the Savings Bank or a subsidiary, including Officers.

         3.09 "Minority Stock Offering" means one or more offerings of Common Stock by the Savings Bank to persons other than the Company.

         3.10 "Normal Retirement" means retirement at the date set forth in the Savings Banks Retirement Plan, or any successor plan.

         3.11 "Officer" means an executive officer of the Savings Bank which includes the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary, the Treasurer and any other person performing similar functions.

         3.12 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

         3.13 "Plan Share Award" means a right granted under this Plan to earn Plan Shares.

         3.14 "Plan Share Reserve" means the shares of Common Stock held by the Trustee pursuant to Sections 5.03 and 5.04.

         3.15 "Recipient" means an Employee, Officer or Director who receives a Plan Share Award under the Plan.

         3.16 "Reorganization" means the reorganization of Guaranty Federal Savings and Loan Association of Springfield as a mutual holding company and the establishment of the Savings Bank as its majority-owned subsidiary.

         3.17     "Savings Bank" means Guaranty Federal Savings Bank.


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         3.18  "Trustee"  mans that person or entity  nominated by the Committee and approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set fort herein.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board one or more persons or entity to act as Trustee in accordance with the provisions of this Plan and Trust and the terms or Article VIII.

         4.02 Role of the Board. The members of the Committee and the Trustee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may remove, replace or add Trustees. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as proved in Section 7.01(d), the Board may not revoke any Plan Share Award except in the event of revocation for Cause, or with respect to unearned Plan Share Awards in the event a Recipient of a Plan Share Award voluntarily terminates his employment or his directorship (as the case may be) with the Savings Bank prior to retirement.

         4.03 Limitation on Liability. No member of the Board or the Committee or the Trustee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee or any Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Savings Bank shall indemnify such member against expense (including reasonable attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Savings Bank and a subsidiary and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


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                                    ARTICLE V
                        CONTRIBUTIONS; PLAN SHARE RESERVE

         5.01 Amount and Timing of Contributions. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Savings Bank to the Trust established under this Plan. Such amounts shall be paid to the Trustees at the time of contribution. No contributions by Employees or Directors shall be permitted.

         5.02 Initial Investment. Any amounts held by the Trust prior to the effective date of the Reorganization and the Minority Stock Offering shall be invested by the Trustee in such interest-bearing account or accounts at the Savings Bank as the Trustee shall determine to be appropriate.

         5.03 Investment of Trust Assets upon the Reorganization; Creation of Plan Share Reserve. Upon the consummation of the Reorganization and the Minority Stock Offering, the Trustee shall invest all of the Trust's assets exclusively in Common Stock except as otherwise provided below; provided, however, that the Trust shall not invest in more than two percent (4%) of the shares of Common Stock issued in connection with the Minority Stock Offering which shall constitute the Plan Share Reserve. Any earnings received with respect to Common Stock held in the Plan Share Reserve shall be held in an interest-bearing account. Any earnings received with respect to Common Stock subject to a Plan Share Award shall be held in an interest-bearing account on behalf of the individual Recipient.

         5.04 Effect of Allocations, Returns and Forfeitures upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, or the decision of the Committee to return Plan Shares to the Savings Bank, the Plan Share Reserve shall be reduced by the number of Shares subject to the Awards so allocated or returned. Any shares subject to an Award that may not be earned because of a forfeiture by the Recipient pursuant to Section 7.01 shall be returned to the Plan Share Reserve.

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                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

         6.01 Eligibility. Employees Directors of the Savings Bank and a subsidiary are eligible to receive Plan Share Awards.

         6.02 Allocations. The Committee may determine which of the Employees referenced in Section 6.01 will be granted Plan Share Awards and the number of shares covered by each Award; provided, however, that the number of shares covered by such Awards may not exceed the number of shares in the Plan Share Reserve immediately prior to the grant of such Awards, and provided, further, that in no event shall any Awards be made that will violate the Charter, Bylaws or Plan of Reorganization and Stock Issuance of the Savings Bank or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, the Committee, from time to time, may determine which of the Recipients referenced in Section 6.01 will be granted additional Plan Share Awards to be awarded from forfeited Plan Shares. In selecting those Recipients to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Recipients, the length and value of their services to the Savings Bank, the compensation paid to the Recipients and any other factors the Committee may deem relevant.

         6.03 Form of Allocation. As promptly as practicable after a determination is made pursuant to Section 6.02 that a Plan Share Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Recipient shall be considered the date of grant of the Plan Share Awards. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

         6.04 Allocations Not Required. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, no Recipient shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee and the Board, nor shall the salaried Recipients as a group have such a right. The Committee, with the approval of the Board (or if so directed by the Board), may return all Common Stock in the Plan Share Reserve to the Savings Bank at any time, and cease issuing Plan Share Awards.



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                                   ARTICLE VII
             EARNINGS AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

         7.01     Earning Plan Shares; Forfeitures.

                  (a) General Rules. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to an Award shall be earned and non-forfeitable by a Recipient according to the following schedule:

        Years of Service                             Vested Interest
        ----------------                             ---------------

           Less than 1                                          0%
                2                                              20%
                3                                              20%
                4                                              20%
                5                                              20%
                6                                              20%

                  (b) Exception for Termination Due to Death or Disability. Notwithstanding the general rule contained in Section 7.01(a), Plan Shares subject to a Plan Share Award held by a Recipient whose service as an Employee, Officer or Director with the Savings Bank or a subsidiary terminates due to death or disability, or any part thereof that has not theretofore been earned, shall be deemed earned as of the Recipient's last day or service as an Employee, Officer or Director with the Savings Bank or a subsidiary.

                  (c) Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may be resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, in the case of an Employee, Officer or Director who is discharged from the Savings Bank or a subsidiary for Cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the wilful violation of any law, rule or regulation (other than traffic violations or similar offenses) that results in a material loss to the Savings Bank or a subsidiary, or a final cease-and-desist order.

         7.02 Accrual of Dividends. Whenever Plan Shares are paid to a Recipient or Beneficiary under Section 7.03, such Recipient or Beneficiary shall also be entitled to receive, with respect to each Plan Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of Common Stock between the date the relevant Plan Share Award became fully vested and the date the Plan Shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out.

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         7.03     Distribution of Plan Shares.

                  (a) Timing of Distributions; General Rule. Except as provided in subsection (b) below, Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

                  (b) Timing; Exception for Ten Percent (10%) Shareholders. Notwithstanding subsection (a) above, no Plan Shares may be distributed prior to the date that is five (5) years from the effective date of the Reorganization to the extent the Recipient or Beneficiary, as the case may be, would after receipt of such shares own in excess of then ten percent (10%) of the issued and outstanding shares of Common Stock. Any Plan Shares remaining unpaid solely by reason of the operation of this subsection (b) shall be paid to the Recipient or his Beneficiary on the date that is five (5) years from the effective date of the Reorganization.

                  (c) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable. Payments representing accumulated cash dividends (and earnings thereon) shall be made in cash.

                  (d) Withholding. The Trustee may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Savings Bank or a subsidiary that employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary.

         7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to direct the Trustee as to the voting of the Plan Shares that are covered by the Plan Share Award and that have not yet been earned and distributed to him pursuant to Section 7.03, subject to rules and procedures adopted by the Committee for this purpose. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Trustee in the same proportion as Plan Shares that have been awarded and voted.



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                                  ARTICLE VIII
                                      TRUST

         8.01 Trust. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

         8.02 Management of Trust. It is the intent of this Plan and Trust that, subject to the provisions of this Plan, the Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust, except those attributable to cash dividends paid with respect to Plan Shares, in Common Stock to the fullest extent practicable, and except to the extent that the Trustee determines that the holdings of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustees shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

                  (a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for Trustees or other fiduciaries. The investment authorized herein constitutes the only investment of the Trust, and in making such investment, the Trustees are authorized to purchase Common Stock from the Savings Bank or a subsidiary or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

                  (b) To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts, and certificates of deposit (including those issued by the Savings Bank), obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash.

                  (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

                  (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

                  (e) To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.

                  (f) To employ brokers, agents, custodians, consultants and accountants.


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                  (g) To hire  counsel to render  advice  with  respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

                  (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

         Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

         8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

         8.04 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated, in accordance with a reasonable procedure adopted by the Committee, to bookkeeping accounts for Recipients or to the general account of the Trust, depending on the nature and allocation of the assets generating such earnings, gains and losses. In particular, any earnings on cash dividends received with respect to shares of Common Stock shall be allocated to accounts for Recipients, if such shares are the subject of outstanding Plan Share Awards, or, otherwise to the Plan Share Reserve.

         8.05 Expenses. All costs and expenses incurred in the operation and administration of this Plan, including those incurred by the Trustee, shall be borne by the Savings Bank.

         8.06 Indemnification. The Savings Bank shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee's powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Common Stock of the Savings Bank by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Savings Bank, the Committee shall adjust the aggregate number of Plan Shares available for issuance pursuant to the Plan and shall adjust the number of shares to which any Plan Share Award relates to prevent dilution or enlargement of the rights granted to the Recipient under the Plan.

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         9.02  Amendment and  Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan and Trust. The power to amend or terminate shall include the power to direct the Trustee to return to the Savings Bank all or any part of the assets of the Trust, including shares of Common Stock held in the Plan Share Reserve, as well as shares of Common Stock and other assets subject to Plan Share Awards but not yet earned by the Employees to whom they are allocated. However, the termination of the Trust shall not affect a Recipient's right to earned Plan Share Awards and to the distribution of Common Stock relating thereto, including earnings thereon, in accordance with the terms of this Plan and the grant by the Committee or Board.

         9.03 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Award by the Committee pursuant to Section 6.03.

         9.04 Employment Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Savings Bank or a subsidiary thereof, or the Company.

         9.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect to any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and 7.04, prior to the time said Plan Shares are actually distributed to such Recipient.

         9.06 Governing Law. The Plan and Trust and this Agreement shall be governed by the laws of the State of Missouri.

         9.07 Effective Date. This Plan is effective as of the date the Plan is approved by the stockholders, other than the MHC, of the Savings Bank at a properly called meeting of shareholders to be held no earlier than six months following the effective date of the formation of the Savings Bank.

         9.08 Term of Plan. This Plan shall remain in effect until the earlier of (1) termination by the Board, or (2) the distribution of all assets of the Trust. Termination of the Plan shall not affect any Plan Share Awards previously granted, and such Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.




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